Certification of Chief Financial Officer of Newsmax Inc.
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Darryle Burnham, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Newsmax Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 1, 2025	/s/ Darryle Burnham
Darryle Burnham
Chief Financial Officer
(Principal Financial and Accounting Officer)